UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

BAD TOYS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 00-50059

Nevada	94-3371514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2344 Woodridge Avenue Kingsport, Tennessee	37664
(Address of principal executive offices)	(Zip code)

(423) 247-9560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 5, 2005, the Registrant acquired the inventory and certain fixed assets of Gambler Motorcycle Company, a Tennessee corporation, and Gambler Competition Center, Inc., a Tennessee corporation, and operational control of the related business (the “Purchased Assets”). The purchase price for the Purchased Assets, Eight Hundred and Twenty Five Thousand Dollars ($825,000), is payable as follows: (a) Four Hundred Twelve Thousand Five Hundred Dollars ($412,500) was paid, in cash, at the closing, and (b) the balance, with interest accruing at the rate of five (5%) percent per annum, is payable in eight (8) equal consecutive monthly payments. The source of the funds to acquire the Purchased Assets was from a loan from Cornell Capital Partners, L.P.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the full text of the Asset Purchase Agreement, which is attached as Exhibit 9.1 to this Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Registrant has not included the financial statements of Gambler Motorcycle Company and Gambler Competition Center, Inc. as an attachment to this Form 8-K. The Registrant will file such financial statements, by amendment, not later than 71 calendar days after the date of this Form 8-K.

(b)	Pro Forma Financial Information.

The Registrant has not included the pro forma financial information as an attachment to this Form 8-K. The Registrant will file such information, by amendment, not later than 71 calendar days after the date of this Form 8-K.

(c)	Exhibits.

*9.1 Asset Purchase Agreement by and between Bad Toys Holdings, Inc., Gambler Motorcycle Company, and Gambler Competition Center, Inc., dated on or about November 12, 2004.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bad Toys Holdings, Inc. (Registrant)

Date: January 11, 2005	By:	/s/ Larry Lunan
Chief Executive Officer